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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


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
                                            Jurisdiction                        Holder of
Name                                        Of Incorporation                    Outstanding Stock
----                                        ----------------                    -----------------
BancorpSouth Bank                           Mississippi                         BancorpSouth, Inc.

Personal Finance Corporation                Mississippi                         BancorpSouth Bank

Valley Finance, Inc.                        Alabama                             BancorpSouth Bank

Century Credit Life Insurance
Company                                     Mississippi                         BancorpSouth Bank

BancorpSouth Insurance Services             Mississippi                         BancorpSouth Bank
of Mississippi, Inc.

BancorpSouth Insurance Services             Tennessee                           BancorpSouth Bank
of Tennessee, Inc.

BancorpSouth Insurance Services             Alabama                             BancorpSouth Bank
of Alabama, Inc.

BancorpSouth Investment Services, Inc.      Mississippi                         BancorpSouth Bank
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